Exhibit 99.1

PowerFleet Appoints IoT and SaaS Veteran Steve Towe as Chief Executive Officer

Experienced Software Industry Leader to Advance PowerFleet’s Mission of Helping Businesses Globally Accelerate Their Operational and Organizational Transformations

WOODCLIFF LAKE, N.J., January 5, 2022 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based IoT solutions for managing high-value enterprise assets and driving seamless business operations, has appointed experienced software industry leader Steve Towe as the company’s new Chief Executive Officer (CEO). Towe replaces Chris Wolfe, who has retired from the business after serving as CEO since December 2016. Towe has also been appointed to the PowerFleet Board of Directors.

With a proven track record of scaling high value, global technology organizations, Towe joins PowerFleet from Aptos, the global leader of unified commerce solutions in the retail enterprise SaaS market, where he successfully served as President and Chief Operating Officer for the past five years.

In prior positions with both publicly traded and private equity backed companies, Towe has gained more than 16 years of strategic leadership experience on the global SaaS IoT stage. Most notably, he served as Chief Commercial Officer of Masternaut, a global telematics provider, where he was instrumental in delivering robust revenue growth and profit expansion during his tenure from 2011 to 2016.

Previously, Towe achieved significant international organic growth alongside market consolidation as Managing Director of the highly acquisitive telemetry data business Cybit. He also held senior executive level positions for the high velocity, fleet management subsidiary of the Trafficmaster Group, Fleetstar Information Systems.

“I am thrilled to be joining PowerFleet to build on its impressive capabilities and experience in the market,” said Towe. “As CEO, I look forward to leveraging my IoT background and deep SaaS expertise to enhance PowerFleet’s value propositions and organizational strength to make a significant impact on the complex global industries we serve and the full spectrum of customers we partner with.”

“I am joining PowerFleet at a time when the customers we work with are going through extraordinary change,” added Towe. “As a result of the challenges created by the pandemic, PowerFleet’s mission has become even clearer and more purposeful. We are here to play a critical role as our customers accelerate their digital transformations and use of fully integrated data solutions to create highly effective, unified business operations and obtain full visibility across their supply chains. I believe PowerFleet is extremely well positioned to capitalize on the extensive global IOT market, which Gartner is forecasting will grow at a 34% CAGR to $58 billion in 2025.”

PowerFleet Chairman Michael Brodsky commented: “On behalf of the Board of Directors, I would like to thank Chris for his service and contributions to PowerFleet over the last five years. I am delighted to welcome Steve as the company’s new CEO. Steve is joining our organization at a time when we have solid operational and financial momentum, a strong balance sheet and abundant growth opportunities on the horizon. Steve has an impressive history of empowering and transforming software organizations to deliver exceptional results for customers, employees and shareholders. With Steve’s core skillset spanning from building world-class teams to successfully integrating multiple strategic acquisitions and creating prolific, customer centric operations, we are confident he is the right fit to lead PowerFleet into its high growth, accelerated software innovation phase.”

24th Annual Needham Virtual Growth Conference

Towe and Chief Financial Officer Ned Mavrommatis will be virtually presenting at the 24th Annual Needham Virtual Growth Conference on Thursday, January 13, 2022 at 3:30 p.m. Eastern time. Management’s presentation will be webcast and available for replay here.

For additional information or to schedule a one-on-one meeting with PowerFleet management, please contact Gateway Group at PWFL@gatewayir.com.

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, providing mission critical software and data applications to drive business change and unified operations. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, support employee safety and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Inducement Grants

In connection with his appointment as CEO, Mr. Towe received the following inducement awards, effective as of his appointment:

●	options to purchase 500,000 shares of the Company’s common stock, which have an exercise price equal to the closing price of the Company’s common stock on Mr. Towe’s start date, a term of 10 years and will vest as to 25% of such options on each of the first, second, third and fourth anniversaries of the grant date, provided that Mr. Towe is employed by the Company on each such date; and

●	performance-based options to purchase an aggregate of 4,125,000 shares of the Company’s common stock, which have a term of 10 years and consist of the following: (a) options to purchase 875,000 shares of the Company’s common stock with an exercise price of $10.50 per share, which will vest in full if the volume weighted average price of the Company’s common stock during a consecutive 60 trading day period (the “60 Day VWAP”) reaches $10.50 per share, provided that Mr. Towe is employed by the Company on such date, (b) options to purchase 1,250,000 shares of the Company’s common stock with an exercise price of $14.00 per share, which will vest in full if the 60 Day VWAP reaches $14.00 per share, provided that Mr. Towe is employed by the Company on such date, and (c) options to purchase 2,000,000 shares of the Company’s common stock with an exercise price of $21.00 per share, which will vest in full if the 60 Day VWAP reaches $21.00 per share, provided that Mr. Towe is employed by the Company on such date.

The inducement awards were approved by the compensation committee of the Company’s board of directors.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which may include information concerning our beliefs, plans, objectives, goals, expectations, strategies, anticipations, assumptions, estimates, intentions, future events, future revenues or performance, capital expenditures and other information that is not historical information. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties are detailed from time to time in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2020. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date they are made and are expressly qualified in their entirety by the cautionary statements included in this press release. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date they were made or to reflect the occurrence of unanticipated events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayir.com

(949) 574-3860

PowerFleet Media Contact

Kayla Perkins

powerfleet@n6a.com

(978) 870-3598